Exhibit 99.2

Amedisys Announces Appointment of Dale E. Redman as Interim Chief Financial Officer

BATON ROUGE, LA – (BUSINESS WIRE) – March 19, 2014 – Amedisys, Inc. (NASDAQ: AMED), one of America’s leading home health and hospice care companies, today announced the appointment of Dale E. Redman to the position of Interim Chief Financial Officer. Mr. Redman served as the Company’s Chief Financial Officer from February 2007 through December 2011, and retired from the Company as its Executive Vice President of Finance in February 2012.

“We are quite fortunate that Dale has come out of retirement to serve as our Chief Financial Officer,” said Ronald A. LaBorde, the Company’s President and Interim Chief Executive Officer. “Dale’s five years of executive leadership experience at Amedisys and nearly 40-year career in senior-level finance positions made him the ideal candidate for this role. Dale knows our Company and our industry very well, and he is respected by our Board, management team, employees, and financial partners. We are all looking forward to working again with Dale.”

As previously reported, the Amedisys Board of Directors has named Mr. LaBorde Interim CEO while a national search for a permanent CEO is underway. The new appointments of both Interim CEO Mr. LaBorde and Interim CFO Mr. Redman are part of a focused strategy to grow and improve Amedisys as the leader in health care at home.

About Amedisys:

Amedisys, Inc. (NASDAQ: AMED) is a “health care at home” company delivering personalized home health and hospice care to more than 360,000 patients each year. Amedisys is focused on delivering the care that is best for our patients, whether that is home-based recovery and rehabilitation after an operation or injury, care focused on empowering them to manage a chronic disease, palliative care for those with a terminal illness, or hospice care at the end of life. For more information about Amedisys, please visit: http://www.amedisys.com.

We use our company website as a channel of distribution for important company information. Important information, including press releases, analyst presentations and financial information regarding the Company is routinely posted on and accessible on the “Investor Relations” subpage of our website, which is accessible by clicking on the tab labeled “Investors” on our website home page. We will also use our website to expedite public access to time-critical information regarding the Company in advance of or in lieu of distributing a press release or a filing with the Securities and Exchange Commission (“SEC”) disclosing the same information. In addition, we make available on the Investor Relations subpage of our website (under the link “SEC filings”) free of charge our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, ownership reports on Forms 3, 4 and 5 and any amendments to those reports as soon as practicable after we electronically file such reports with the SEC. Further, copies of our Certificate of Incorporation and Bylaws, our Code of Ethical Business Conduct and the charters for the Audit, Compensation, Nominating and Corporate Governance, Quality of Care and Compliance and Ethics Committees of our Board are also available on the Investor Relations subpage of our website (under the link “Corporate Governance”).

Media Contact:

Shannon McIntyre Hooper

(615) 577-1124

smh@thinkrevivehealth.com

Investor Contact:

David Castille

Director – Treasury/Finance

(225) 299-3665

david.castille@amedisys.com

Bio Attached

Dale E. Redman

Interim Chief Financial Officer

Mr. Redman served as Amedisys’ Chief Financial Officer from February 2007 through December 2011, retiring as the Company’s Executive Vice President of Finance in February 2012. Following his retirement from the Company until his appointment as Interim Chief Financial Officer, Mr. Redman managed personal investments. Prior to February 2007, Mr. Redman served as Managing Director at Windward Capital Consulting, LLC, where he assisted businesses with capital structure issues and provided management consulting services in support of such companies’ growth strategies. Prior to April 1999, he was the Executive Vice President and Chief Financial Officer of United Companies Financial Corporation, which was a publicly-traded home mortgage and home equity lender based in Baton Rouge, Louisiana. He graduated from Louisiana State University with a Masters Degree in Accounting.

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